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                                                                       EXHIBIT 5

                               BUCHANAN INGERSOLL
                                   ATTORNEYS
                             500 COLLEGE ROAD EAST
                              PRINCETON, NJ 08540

DAVID J. SORIN
609-987-6801

                                                               November 21, 1996

Intelligroup, Inc.
517 Route One South
Iselin, New Jersey 08830

Gentlemen:

     In connection with the Registration Statement on Form SB-2, as amended (the "Registration Statement"), filed on the date hereof by Intelligroup, Inc., a New Jersey corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of up to 2,070,000 shares of the Company's Common Stock, par value of $.01 per share, of which (a) 900,000 shares will be purchased by the underwriters from the Company; (b) 900,000 shares will be purchased by the underwriters from certain existing shareholders of the Company (the "Selling Shareholders"); and (c) up to an aggregate of 270,000 shares may be purchased by the underwriters from the Selling Shareholders, if the underwriters exercise the option granted to them by the Selling Shareholders to cover over-allotments (collectively, the "Shares"), we as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that in our opinion:

          (i) the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable; and

          (ii) the Shares to be sold by the Selling Shareholders are duly and validly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                                          Very truly yours,

                                          /s/ BUCHANAN INGERSOLL